[LOGO] KPMG


        Chartered Accountants


        Crown House               Mail Address:        Telephone (441) 295 5063
        4 Par-la-Ville Road       P.O. Box HM 906      Fax (441) 295 9132
        Hamilton HM 08            Hamilton HM DX       Email kpmg@kpmg.bm
        Bermuda                   Bermuda



EXHIBIT 23.1.2



The Board of Directors
Elite Research Ltd.


We hereby consent to the inclusion in the Annual Report on Form 10-K of Elite Pharmaceuticals, Inc. for the year ended March 31, 2003, to be filed with the U.S. Securities and Exchange Commission of our Report dated June 11, 2002 on the Financial Statements of Elite Research Ltd. for the year ended March 31, 2002.

/s/ KPMG

Hamilton, Bermuda
July 14, 2003